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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                      ________

                                      FORM 8-K

                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  January 1, 1999
                     (Date of Report - earliest event reported)



                             DURA PHARMACEUTICALS, INC.
               (Exact name of registrant as specified in its charter)



          DELAWARE                    000-19809                 95-3645543
 (State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)             File Number)            Identification No.)



       7475 LUSK BLVD., SAN DIEGO, CALIFORNIA                     92121
      (Address of principal executive offices)                  (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE IS (619) 457-2553


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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

On January 1, 1999, Dura Pharmaceuticals, Inc. (the "Company") acquired from Bristol-Myers Squibb Company ("BMS") the exclusive U.S. distribution rights for the patented hospital antibiotic products Maxipime-Registered Trademark-IV/IM (cefepime hydrochloride) and Azactam-Registered Trademark- IV/IM (aztreonam) (collectively, the "Products"), pursuant to a Distribution Agreement effective such date. The purchase price consisted of $60 million paid in cash at closing, payments totaling $4 million due in 1999, and a payment of $70 million due in 2003, plus additional contingent payments due from 1999 through 2003 based on sales of the Products during that period. The initial cash payment was funded from the Company's existing cash and the Company expects to fund future payments from existing cash balances.

BMS will manufacture and supply the Products under a separate Supply Agreement effective January 1, 1999 (the "Supply Agreement"). The Company will establish a hospital-based sales force to market the Products. Pursuant to an interim services agreement between BMS and the Company, BMS will co-promote the Products during 1999 as the Company builds its hospital sales force.

The Products generated combined U.S. sales for BMS for the years ending December 31, 1996, 1997, and 1998, of approximately $43 million, $50 million, and $59 million, respectively. Based on the terms of the Supply Agreement, the Company expects that direct cost of sales of the Products will be approximately 23 % of net sales, which is consistent with the cost of sales incurred by BMS during the periods discussed above.

                                       2

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ITEM 7.        EXHIBITS

 2.1 Distribution Agreement for Maxipime-Registered Trademark- and Azactam-Registered Trademark- between Bristol-Myers Squibb Company and Dura Pharmaceuticals, Inc.* The exhibits referenced in the Distribution Agreement have not been included because they are either disclosed in such agreement or would not be material to an investment decision; they will be provided to the Commission upon request.

 2.2 Supply Agreement for Maxipime-Registered Trademark- and Azactam-Registered Trademark- between Bristol-Myers Squibb Company and Dura Pharmaceuticals, Inc.* The exhibits referenced in the Supply Agreement have not been included because they are either disclosed in such agreement or would not be material to an investment decision; they will be provided to the Commission upon request.

99.1  Press Release dated December 22, 1998 issued by the Company.



*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with the Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                       3

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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DURA PHARMACEUTICALS, INC.


Date:     January 15, 1999         /s/ MICHAEL T. BORER
                                   ---------------------------
                                       Michael T. Borer
                                       Sr. Vice President and
                                       Chief Financial Officer

                                          4

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                             DURA PHARMACEUTICALS, INC.
                                      FORM 8-K
                                   EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION

 2.1 Distribution Agreement for Maxipime-Registered Trademark- and Azactam-Registered Trademark- between Bristol-Myers Squibb Company and Dura Pharmaceuticals, Inc.* The exhibits referenced in the Distribution Agreement have not been included because they are either disclosed in such agreement or would not be material to an investment decision; they will be provided to the Commission upon request.

 2.2 Supply Agreement for Maxipime-Registered Trademark- and Azactam-Registered Trademark- between Bristol-Myers Squibb Company and Dura Pharmaceuticals, Inc.* The exhibits referenced in the Supply Agreement have not been included because they are either disclosed in such agreement or would not be material to an investment decision; they will be provided to the Commission upon request.

99.1           Press Release dated December 22, 1998 issued by the Company.



*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with the Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.